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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [_]

                           Check the appropriate box:

                         [_] Preliminary Proxy Statement

      [_] CONFIDENTIAL,FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14A-6(E)(2))

                         [ ] Definitive Proxy Statement

                       [X] Definitive Additional Materials

 [_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               VENTIV HEALTH, INC.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

     [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_] Fee paid previously with preliminary materials.

[_] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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VENTIV HEALTH, INC. REPORTS
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(2) Form, Schedule or Registration Statement No.:

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Notes:




                    Reg. (S) 240.14a-101.
                    SEC 1913 (3-99)

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[LOGO OF VENTIV HEALTH]


     Contacts:
         Investors/Corporate:
         John R. Emery
         Chief Financial Officer
         (732) 537-4800
         investor@ventiv.com
         -------------------


                 VENTIV TO ELECT SIX DIRECTORS AT ANNUAL MEETING

NEW YORK, June 14, 2002 -- Ventiv Health, Inc. (Nasdaq: VTIV), a leading provider of comprehensive marketing and sales solutions to the pharmaceutical and life sciences industries, announced today that it will elect six directors at its 2002 annual meeting rather than seven as indicated in its proxy statement. Ventiv's 2002 annual meeting is to be held on Wednesday June 19, 2002.

The reduction of directors to be elected has been occasioned by an indication from one of Ventiv's current directors, Mortimer Zuckerman, that he will be unable to continue to serve as a director of the company due to conflicting time demands. Mr. Zuckerman is the Chairman of Boston Properties, Chairman and Editor-in-Chief of U.S. News & World Report, Chairman and Co-Publisher of the New York Daily News and Chairman of Applied Graphics Technologies, Inc. Mr. Zuckerman has served as a director of Ventiv since 1999.

Although the proxy solicited from Ventiv's stockholders permits its Board of Directors to select an alternate nominee, no alternate nominee has been chosen. Ventiv will be initiating a search for at least one additional director with background in the pharmaceutical and life science industries.

Eran Broshy, Chief Executive Officer of Ventiv, said "We thank Mort for his contributions to Ventiv over the past three years, and appreciate the conflicting time demands presented by his responsibilities at Boston Properties, U.S. News & World Report, the New York Daily News and Applied Graphics Technologies."

About Ventiv Health

Ventiv Health, Inc. is a leading global provider of comprehensive outsourced marketing and sales solutions for the pharmaceutical and life sciences industries. The Company works in consultative partnership with clients to identify strategic goals and develop customized, integrated solutions to optimize clients' product portfolios. Ventiv Health's market-leading offerings include: sales force recruitment, training and execution; consulting, analytics and forecasting; market research and intelligence; strategic and tactical planning and product and brand management.

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For almost three decades, Ventiv Health has provided a broad range of innovative strategic and tactical solutions to clients across the United States and Europe, including: Abbott Laboratories, Allergan, AstraZeneca, Aventis, Bayer, Bristol-Myers Squibb, Eli Lilly, Endo Pharmaceuticals, GlaxoSmithKline, Johnson
& Johnson, Merck, Novartis, Pfizer and Pharmacia. For more information on Ventiv Health, visit www.ventiv.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks that may cause Ventiv Health's performance to differ materially. Such risks include, without limitation: changes in trends in the pharmaceutical industry or in pharmaceutical outsourcing; our ability to compete successfully with other services in the market; our ability to maintain large client contracts or to enter into new contracts; uncertainties related to future incentive payments and revenue share agreements; and, our ability to operate successfully in new lines of business. Readers of this press release are referred to documents filed from time to time by Ventiv Health, Inc. with the Securities and Exchange Commission for further discussion of these and other factors.